Exhibit 10.4
Private & confidential
Dated: 8th September, 2010
EMPORIKI BANK OF GREECE S.A.
(as lender)
- and -
GRAND MARKELA INC.
(as Borrower)
- and -
NEWLEAD HOLDINGS LTD.
(as Corporate Guarantor and Pledgor)
- and -
NEWLEAD BULKERS S.A.
(as Approved Manager)

FOURTH SUPPLEMENTAL AGREEMENT
in relation to a Loan Agreement
dated 29th November, 2006
for a loan facility of up to US$14,750,000

Theo V. Sioufas & Co.
Law Offices
Piraeus

THIS AGREEMENT is made this 8th day of September, 2010
BETWEEN
(1)	EMPORIKI BANK OF GREECE S.A., a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 11 Sofokleous Street, Athens, Greece, acting for the purposes of this Agreement through its office at 1 Korai Street, Athens, Greece (the “Bank” which expression shall include its successors and assigns);

(2)	GRAND MARKELA INC., a company incorporated in the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia, as borrower (hereinafter called the “Borrower”, which expression shall include its successors); and

(3)	NEWLEAD HOLDINGS LTD., a company duly incorporated under the laws of Bermuda, having its registered office at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda and listed and trading in the NASDAQ Stock Exchange, New York (hereinafter called the “Corporate Guarantor” and sometimes the “Pledgor”, which expressions shall include its successors in title); and

(4)	NEWLEAD BULKERS S.A., a company duly incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia and an office established in Greece (83 Akti Miaouli and Flessa Street, GR 185.38 Piraeus) pursuant to the Greek laws 89/67, 378/68, 27/75 and 814/79 (the “Approved Manager”, which expression shall include its successors in title);
AND IS SUPPLEMENTAL to a loan agreement dated 29th November, 2006 made between (1) the Bank, as lender and (2) the Borrower, as borrower, as amended and/or supplemented by:
(a)	a First Supplemental Agreement dated 7th August, 2009 and made between (inter alios) the Bank and the Borrower (the “First Supplemental Agreement”);

(b)	a Second Supplemental Agreement dated 9th April, 2010 and made between (inter alios) the Bank, the Borrower and the Approved Manager (the “Second Supplemental Agreement”); and

(c)	a Third Supplemental Agreement dated 2nd July, 2010 and made between (inter alios) the Bank, the Borrower, the Corporate Guarantor and the Approved Manager, (the “Third Supplemental Agreement”)
on the terms and conditions of which the Bank has advanced to the Borrower a secured multi-currency loan facility of up to Fourteen million seven hundred fifty thousand United States Dollars (US$14,750,000) or the equivalent thereof in an Optional Currency (the “Loan”) for the purposes therein specified (the said Loan Agreement as amended and/or supplemented by the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement is hereinafter called the “Principal Agreement”) (the Principal

Agreement as hereby amended and as the same may hereinafter be further amended and/or supplemented is hereinafter called the “Loan Agreement”).
WHEREAS:
(A)	the Borrower, the Corporate Guarantor and the Approved Manager hereby jointly and severally acknowledge and confirm that (a) the Bank has advanced to the Borrower the full amount of the Loan in the principal amount of United States Dollars Fourteen million seven hundred fifty thousand (US$14,750,000) in one advance and (b) as the date hereof the amount of (US$9,800,000) (US Dollars nine million eight hundred thousand) remains outstanding;

(B)	pursuant to a Corporate Guarantee dated 2nd July, 2010 and granted by the Corporate Guarantor (the “Corporate Guarantee”) the Corporate Guarantor irrevocably and unconditionally guaranteed the due and timely repayment of the Loan and interest and default interest accrued thereon and the performance of all the obligations of the Borrower under the Principal Agreement and the Security Documents executed in accordance thereto;

(C)	pursuant to a Shares Pledge Agreement dated 2nd July, 2010 executed by the Pledgor, as Pledgor, in favour of the Bank, the Pledgor pledged all the issued share capital of the Borrower in favour of the Bank (the “Shares Pledge Agreement”); and

(D)	the Borrower and (inter alia) the Corporate Guarantor have requested the Bank to consent to:
(a)	the discharge of the First Preferred Liberian Mortgage currently registered over the Borrower’s m/v “GRAND MARKELA”, her deletion from the Liberian flag and her registration in the ownership of the Borrower under the laws and flag of the Marshall Islands at the Ships Registry of Majuro with the new name “NEWLEAD MARKELA”; and

(b)	the amendment of the Principal Agreement as set out in Clause 5 hereof;
and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.
NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:
1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date, not being later than 15th September, 2010 (or such later date as the Bank may agree) upon which all the conditions contained in Clause 4 shall have been satisfied and this Agreement shall become effective;

“Loan Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“New Mortgage” means the First Preferred Marshall Islands Ship Mortgage to be granted by the Borrower on the Vessel in favour of the Bank in accordance with the laws of the Republic of the Marshall Islands, in form and substance as the Bank shall require as the same may from time to time be supplemented; and

“Vessel” means the m/v “GRAND MARKELA” of approximately 38,022 gt and 24,121 nt, built in 1990 in Japan by Hitachi Zozen Corporation, currently lawfully registered under the laws and flag of the Republic of Liberia in the Ships’ Register of the Port of Monrovia in the ownership of the Borrower and having Official No. 12818, IMO No. 8811792, Call Sign A8IB7, which shall be deleted from the Liberian flag and shall be registered under the laws and flag of the Marshall Islands in the ownership of the Borrower with the new name “NEWLEAD MARKELA”.

1.3	In this Agreement:
(a)	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b)	clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c)	references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.
2.	Representations and warranties

2.1	The Borrower, the Corporate Guarantor and the Approved Manager hereby jointly and severally represent and warrant to the Bank as at the date hereof that the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above the Borrower, the Approved Manager and the Corporate Guarantor hereby jointly and severally represent and warrant to the Bank as at the date of this Agreement that:

a.	each of the corporate Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement, this Agreement and the New Mortgage and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

b.	all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the New Mortgage have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;

c.	this Agreement constitutes, and the New Mortgage on the execution thereof will constitute, the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

d.	the execution and delivery of, and the performance of the provisions of this Agreement and the New Mortgage do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

e.	no action, suit or proceeding is pending or threatened against any of the Borrower, the Approved Manager and the Corporate Guarantor or its assets before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of the Borrower, the Approved Manager or the Corporate Guarantor; and

f.	none of the Borrower, the Approved Manager and the Corporate Guarantor is and at the Effective Date will be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation.
3.	Agreement of the Bank

3.1	The Bank, relying upon each of the representations and warranties set out in Clause 2 hereby agree with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to consent to the discharge of the First Preferred Liberian Mortgage currently registered over the Vessel for the purpose of enabling the Borrower to delete the Vessel from the Liberian flag and register the Vessel in its ownership under the laws and flag of the Marshall Islands under the same name and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

4.	Conditions

4.1	The agreement of the Bank contained in Clause 3.1 shall be expressly subject to the fulfilment of the conditions set out in this Clause and further subject to the condition that the Bank shall have received on or before the Effective Date in form and substance satisfactory to the Bank and its legal advisers:
a.	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower and the Corporate Guarantor;

b.	certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of each of the Borrower and the Corporate Guarantor and certified and duly legalised copies of the resolutions passed at a meeting of the shareholders of the Borrower (and of any corporate shareholder thereof) evidencing approval of this Agreement and of the New Mortgage to which is or is to be a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Bank;

c.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement and the New Mortgage;

d.	the original of any power(s) of attorney issued in favour of any person executing this Agreement and/or the New Mortgage on behalf of each of the Borrower and the Corporate Guarantor;

e.	such favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of Marshall Islands and such other relevant jurisdiction as the Bank shall require;

f.	evidence satisfactory to the Bank that there is no Encumbrance of any kind created or permitted by any person on or relating to the Vessel other than Permitted Encumbrances;

g.	evidence satisfactory to the Bank that the Vessel maintains the Classification (as described in the Mortgage) free of any qualifications and overdue recommendations of the Classification Society affecting her Class;

h.	evidence satisfactory to the Bank that the Vessel will be duly registered under the Marshall Islands flag at the Ships Registry of the Port of Majuro in the ownership of the Borrower and that the Vessel and her Earnings, Insurances and Requisition Compensation, are free of Encumbrances other than Permitted Encumbrances;

i.	evidence satisfactory to the Bank that the New Mortgage has been duly registered against the Vessel in favour of the Bank as a First Preferred Marshall Islands ship Mortgage in accordance with the laws of the Republic of The Marshall Islands;

j.	all necessary confirmations by the Vessel insurers that they have noted the change of the Vessel’s flag and that the Insurances of the Vessel remain in full force and effect;

k.	evidence that the Borrower has been established in Marshall Islands as a Special Maritime Entity; and

l.	evidence that the Vessel is in compliance with the terms of the ISM Code and ISPS Code;

m.	confirmation from the Vessel’s charterers that they have noted the Vessel’s change of flag and name;

n.	certified copy of the addendum of the Management Agreement of the Vessel in respect of the Vessel’s change of flag and name; and

o.	certified copies of the newly issued Vessel’s documents under the new flag (Certificate of Registry — SMC — ISSC).
5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Bank contained in Clause 3.1, the Borrower and the Corporate Guarantor hereby jointly and severally agree with the Bank that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:
a.	with effect from the Effective Date the definitions “Flag State” and “Vessel” of Clause 1.2 of the Principal Agreement shall be deleted and replaced by the following:

““Flag State” means the Republic of The Marshall Islands or such other state or territory proposed in writing by the Borrower to the Bank and approved (at its sole discretion) by the Bank, as being the “Flag State” of the Vessel for the purposes of the Security Documents;

“Vessel” means the m/v “GRAND MARKELA” of approximately 38,022 gt and 24,121 nt, built in 1990 in Japan by Hitachi Zozen Corporation, currently registered under the laws and flag of the Republic of Liberia in the Ships’ Register of the Port of Monrovia in the ownership of the Borrower and having Official No. 12671, IMO No. 8920062 and Call Sign A8GX9 which shall be deleted from the Liberian flag and shall be registered under the laws and flag of the Marshall Islands in the ownership of the Borrower with the new name “NEWLEAD MARKELA””;

e.	with effect from the Effective Date, the definition and all references to “Vessel” and “Mortgaged Vessel” shall be construed as references to the Vessel as amended and/or supplemented in pursuance to the terms hereof and all references in the Principal Agreement to “this Agreement”, “hereunder” and the like and in the Security Documents to the “Loan Agreement” or the “Agreement” shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement; and

f.	the definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as the New Mortgage and any document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of the Loan, interest thereon and any other moneys payable by the Borrower under the Principal Agreement and the Security Documents (as herein defined) as well as for the performance by the Borrower and the other Security Parties (as herein defined) of all obligations, covenants and agreements pursuant to the Principal Agreement this Agreement and/or the Security Documents.
6.	Entire agreement and amendment

6.1	The Principal Agreement, the Security Documents, and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

6.2	This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

7.	Continuance of Principal Agreement and the Security Documents

7.1	Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

8.	Fees and expenses

8.1	The Borrower and the Corporate Guarantor jointly and severally covenant and agree to pay and discharge all upon demand on a full indemnity basis and from time to time all costs, charges and expenses (including legal fees) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the Security Documents.
8.2	The Borrower and the Corporate Guarantor jointly and severally covenant and agree to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

9.	Miscellaneous

9.1	The provisions of Clause 13 (Assignment, Participation and Lending Branch) and Clause 15.1 (Notices) of the Principal Agreement shall apply to this Agreement as if the same were set out herein in full.

10.	Applicable law and jurisdiction

10.1	This Agreement shall be governed by and construed in accordance with Hellenic Law and in particular with the provisions of (i) Act of the Monetary Committee under Serial No. 187/1978 (as amended), (ii) the provisions of L.D. dated 17.7/13.8.1923 on “Special Provisions on Societes Anonymes” and (iii) the special terms set out in the resolutions of the Bank of Greece or any other competent Authority. Moreover, the Borrower hereby acknowledges and declares that it is fully familiar with the General Transaction Terms of the Bank and it is hereby agreed that the said General Transaction Terms shall be deemed an integral part of this Agreement.

10.2	For the exclusive benefit of the Bank, each of the Borrower and the Corporate Guarantor hereby (i) irrevocably submits to the non exclusive jurisdiction of the Courts of Piraeus in Greece and (ii) agrees that any summons, writ, judicial or extra-judicial notice, protest, payment order, order for payment, order for enforcement, announcement of claim or other legal process issued against it in Greece shall be served upon the Process Agent, who is hereby authorised to accept such service, which shall be deemed to be good service on each of the Borrower and the Corporate Guarantor.
(a)	The submission to the jurisdiction of the Courts of Piraeus shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower and/or the Corporate Guarantor in the courts of any other jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(b)	The parties further agree that subject to sub-Clause 16.2(b) the Courts of Piraeus shall have exclusive jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement and each of the Borrower and the Corporate Guarantor hereby waives any objections to proceedings with respect to this Agreement in such courts on the grounds of venue or inconvenient forum.
10.3	If it is decided by the Bank that any such proceedings should be commenced in any other country, then any objections as to the jurisdiction or any claim as to the inconvenience of the forum is hereby waived by each of the Borrower and the Corporate Guarantor and it is agreed and undertaken by each of the Security Parties to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the court or courts involved is concerned and each of the Security Parties agrees that any judgement or order obtained in an English court shall be conclusive and binding on the Security Parties (and each of them) and shall be enforceable without review in the courts of any other jurisdiction.

10.4	Mr. Panagiotis-Peter Kallifidas, an attorney at law, presently of 83 Akti Miaouli and Flessa Street, 185 38 Piraeus, Greece, is hereby appointed by the Borrower as agent to accept service (hereinafter “Process Agent”) upon whom any judicial process in respect of proceedings in Greece may be served and any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim, notice, request, demand or other communication under this Agreement or any of the Security Documents. In the event that the Process Agent (or any substitute process agent notified to the Bank in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Bank), which will be conclusively proved by a deed of a process server to the effect that the Process Agent was not found at such address, any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim or other communication to be sent to any Security Party may be validly notified in accordance with the relevant provisions of the Hellenic Code on Civil Procedure.

10.5	In this Clause 10 “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.
IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

EXECUTION PAGE
THE BORROWER

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
Grand Markela Inc.,	)	/s/ Panagiotis-Peter Kallifidas
of Liberia, in the presence of:	)	Attorney-in-Fact

Witness	: /s/ Efstratios Kalantzis
Name	: Efstratios Kalantzis
Address	: 13 Defteras Merarchias Str. Piraeus, Greece
Occupation	: Attorney-at-law
THE CORPORATE GUARANTOR/PLEDGOR

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
NewLead Holdings Ltd.,	)	/s/ Panagiotis-Peter Kallifidas
of Bermuda, in the presence of:	)	Attorney-in-fact

Witness	: /s/ Efstratios Kalantzis
Name	: Efstratios Kalantzis
Address	: 13 Defteras Merarchias Str. Piraeus, Greece
Occupation	: Attorney-at-law

THE APPROVED MANAGER

SIGNED by	)
Mr. Panagiotis-Peter Kallifidas	)
for and on behalf of	)
Newleads Bulkers S.A.,	)	/s/ Panagiotis-Peter Kallifidas
of Liberia, in the presence of:	)	Attorney-in-Fact

Witness	: /s/ Efstratios Kalantzis
Name	: Efstratios Kalantzis
Address	: 13 Defteras Merarchias Str. Piraeus, Greece
Occupation	: Attorney-at-law
THE BANK

SIGNED by	)
Mrs. Christina Margelou	)	/s/ Christina Margelou
and Mrs. Chrysoula Voulgari	)	Attorney-in-Fact
for and on behalf of	)
EMPORIKI BANK OF GREECE S.A.	)
in the presence of:	)	/s/ Chrysoula Voulgari
Attorney-in-Fact

Witness	: /s/ Efstratios Kalantzis
Name	: Efstratios Kalantzis
Address	: 13 Defteras Merarchias Str. Piraeus, Greece
Occupation	: Attorney-at-law